                                                                    EXHIBIT 99.1

             COVER-ALL TECHNOLOGIES INC. REPORTS YEAR-END AND FOURTH
                         QUARTER 2005 OPERATING RESULTS

FAIRFIELD, NEW JERSEY (April 3, 2006) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced revenues and earnings from operations for the year and quarter ended December 31, 2005.

Net (loss) income for the twelve months ended December 31, 2005 and 2004 was $(1,434,000), or $(.09) per share, and $767,000, or $0.05 per share, respectively. Revenues for the twelve months ended December 31, 2005 were $7,255,000 as compared to $9,274,000 in the same period in 2004.

Net (loss) income for the three months ended December 31, 2005 was $(395,000), or $(0.03) per share, compared to $1,275,000, or $0.08 per share, in the same quarter of 2004. Revenues for the three months ended December 31, 2005 were $1,817,000 compared to $3,813,000 in the same period in 2004.

John Roblin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, stated: "After four consecutive years of profitability, we are very disappointed in our financial results for 2005. We are focused on returning to profitability in 2006 and leveraging our other 2005 accomplishments to expand and grow.

"We continue as a company to focus on strengthening our relationships with our customers for both new services and products. Our 2005 services revenues (i.e., maintenance, professional services and ASP) were up slightly over 2004. Our 2005 license revenues, however, were significantly below 2004. In the fourth quarter of 2004, we had a significant license sale of almost $2 million that was fully recognizable in 2004. While we did add a large new account in the fourth quarter of 2005, only a portion of the license revenue with respect to this account was recognized in 2005, consistent with our revenue recognition policies.

Total expenses for 2005 were up less than 3% over 2004 in total. Expenses were reduced in virtually all categories but these savings were more than offset by a decrease in capitalized development, increased costs of regulatory compliance and third party software costs.

"With virtually all our existing customers converted to our new software, we are focused on delivering exciting new services and capabilities to our customers. We are also leveraging the strength of our existing customer relationships to attract new customers. We have also totally revamped our sales process and have a number of new opportunities that are emerging based upon these successful implementations of My Insurance Center. It is a very busy time for us and we are working very hard to translate these activities into significantly improved financial results in 2006."

The Company has scheduled a conference call for 11:00 a.m. EST on Tuesday , April 4, 2006, at which time it will review results for the fourth quarter and year ended December 31, 2005.

Teleconference Information: To participate in the Tuesday teleconference, dial 877-669-3047 (domestic) and 706-679-7418 (international). The conference ID # is 7515184.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2005, filed with the SEC on March 31, 2006, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
AMASSEY@COVER-ALL.COM

The following is a summary of operating highlights for the three and twelve months ended December 31, 2005 and 2004.

                                 COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARIES
                                             OPERATING HIGHLIGHTS

                                                THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                ------------------                -------------------
                                                    DECEMBER 31,                       DECEMBER 31,
                                                    ------------                       ------------

                                               2005             2004              2005             2004
                                               ----             ----              ----             ----
REVENUES:
   Licenses                                $     473,000    $   2,408,000    $   1,323,000    $   3,435,000
   Maintenance                                   795,000          994,000        3,637,000        4,356,000
   Professional Services                         208,000          257,000        1,064,000          866,000
   Application Service Provider
     Services                                    341,000          154,000        1,231,000          617,000
                                          ---------------  ---------------  ---------------  ---------------

   TOTAL REVENUES                              1,817,000        3,813,000        7,255,000        9,274,000
                                          ---------------  ---------------  ---------------  ---------------

COSTS AND EXPENSES:
   Cost of Sales                               1,286,000        1,355,000        5,087,000        4,836,000
   Research and Development                      170,000          253,000          809,000          760,000
   Sales and Marketing                           232,000          337,000        1,222,000        1,257,000
   General and Administrative                    483,000          472,000        1,431,000        1,404,000
   Provision for Doubtful Accounts                    --           22,000               --           22,000
   Other Expense (Income), Net                    (4,000)              --          (39,000)         (17,000)
   Interest Expense, Net                          45,000           50,000          179,000          196,000
                                          ---------------  ---------------  ---------------  ---------------

TOTAL COSTS AND EXPENSES                       2,212,000        2,489,000        8,689,000        8,458,000
                                          ---------------  ---------------  ---------------  ---------------

   INCOME (LOSS) BEFORE INCOME TAXES       $    (395,000)   $   1,324,000    $  (1,434,000)   $     816,000
                                          ---------------  ---------------  ---------------  ---------------

   INCOME TAX EXPENSE                                 --           49,000               --           49,000
                                          ---------------  ---------------  ---------------  ---------------

   NET (LOSS) INCOME                       $    (395,000)   $   1,275,000    $  (1,434,000)   $     767,000
                                          ---------------  ---------------  ---------------  ---------------

BASIC (LOSS) EARNINGS
   PER COMMON SHARE                        $       (0.03)   $        0.08    $       (0.09)   $        0.05
                                          ---------------  ---------------  ---------------  ---------------

DILUTED (LOSS) EARNINGS
   PER COMMON SHARE                        $       (0.03)   $        0.07    $       (0.09)   $        0.04
                                          ---------------  ---------------  ---------------  ---------------